As filed with the Securities and Exchange Commission on February 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12780 El Camino Real

San Diego, CA 92130

(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan

Neurocrine Biosciences, Inc. Inducement Plan

(Full Title of the Plan)

Kevin C. Gorman

Chief Executive Officer

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 617-7600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Darin M. Lippoldt Chief Legal Officer Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 (858) 617-7600	Jason L. Kent, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share) issuable under 2011 Equity Incentive Plan	1,500,000 shares (3)	$77.62	$116,430,000	$14,495.54
Common Stock (par value $0.001 per share) issuable under Inducement Plan	50,000 shares (4)	$77.62	$3,881,000	$483.19
Total:	1,550,000 shares		$120,311,000	$14,978.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) or the Neurocrine Biosciences, Inc. Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on February 9, 2018, as reported on the Nasdaq Global Select Market.
(3)	Represents shares of the Registrant’s common stock that were added to the 2011 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on May 22, 2017.
(4)	Represents shares of the Registrant’s common stock that were added to the Inducement Plan pursuant to a share reserve increase approved by the Registrant’s Board of Directors on December 1, 2017.

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plans are effective. This Registration Statement on Form S-8 registers the offer and sale of (i) an additional 1,500,000 shares of the Registrant’s common stock for issuance under the 2011 Plan and (ii) an additional 50,000 shares of the Registrant’s common stock for issuance under the Inducement Plan. The Registrant previously registered shares of its common stock for issuance under the 2011 Plan on August 3, 2016 (File No. 333- 212871), July 29, 2015 (File No. 333-205933), August 6, 2014 (File No. 333-197916), July 26, 2013 (File No. 333-190178) and July 29, 2011 (File No. 333-175889). The Registrant previously registered shares of its common stock for issuance under the Inducement Plan on February 15, 2017 (File No. 333-216067), July 29, 2015 (File No. 333-205933) and November 4, 2014 (File No. 333-199837). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

Exhibits:	Description

3.1	Certificate of Incorporation, as amended. (1)

3.2	Bylaws, as amended. (1)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate of the Registrant. (2)

4.3	Indenture, dated as of May 2, 2017, by and between the Company and U.S. Bank National Association, as Trustee. (3)

4.4	Form of Note representing the Company’s 2.25% Convertible Notes due 2024. (3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan, as amended. (4)

99.2	Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan. (5)

99.3	Neurocrine Biosciences, Inc. Inducement Plan, as amended. (1)

99.4	Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan. (6)

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 13, 2018.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(3)	Incorporated by reference to Exhibits 4.1 and 99.1 of the Registrant’s Current Report on Form 8-K dated May 2, 2017
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2017.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2015.
(6)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 13, 2018.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kevin C. Gorman
Kevin C. Gorman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KEVIN C. GORMAN and DARIN LIPPOLDT, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin C. Gorman Kevin C. Gorman, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2018

/s/ Matthew C. Abernethy Matthew C. Abernethy	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2018

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Chairman of the Board of Directors	February 13, 2018

/s/ Gary A. Lyons Gary A. Lyons	Director	February 13, 2018

/s/ George J. Morrow George J. Morrow	Director	February 13, 2018

/s/ Corinne H. Nevinny Corinne H. Nevinny	Director	February 13, 2018

/s/ Richard F. Pops Richard F. Pops	Director	February 13, 2018

/s/ Alfred W. Sandrock Alfred W. Sandrock, Jr., M.D., Ph.D.	Director	February 13, 2018

/s/ Stephen A. Sherwin Stephen A. Sherwin, M.D.	Director	February 13, 2018